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                                 EMPLOYMENT AGREEMENT


    EMPLOYMENT AGREEMENT ("Agreement") made and entered into by and between Apollo Genetics, Incorporated (the "Company"), a Delaware corporation with its principal place of business at 222 Third Street, Suite 3121, Cambridge, Massachusetts, and Katherine Gordon (the "Executive"), who resides at 395 Broadway Street, Cambridge, Massachusetts, effective as of the 1st day of November, 1993 (the "Effective Date").

    WHEREAS, the operations of the Company and its Affiliates are a complex matter requiring direction and leadership in a variety of arenas, including financial, strategic planning, regulatory, community relations and others;

    WHEREAS, the Executive is possessed of certain experience and expertise that qualify her to provide the direction and leadership required by the Company and its Affiliates; and

    WHEREAS, subject to the terms and conditions hereinafter set forth, the Company therefore wishes to employ the Executive as its President and Chief Executive Officer and the Executive wishes to accept such employment;

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

    1. EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment.

    2. TERM. Subject to earlier termination as hereafter provided, this Agreement shall have an original term of three (3) years commencing on the effective date hereof and shall be automatically extended thereafter for successive terms of two (2) years each, unless either party provides notice to the other at least ninety (90) days prior to the expiration of the original or any extension term that the Agreement is not to be extended. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the term of this Agreement" or "the term hereof".

    3. CAPACITY AND PERFORMANCE.

    a. During the term hereof, the Executive shall serve the Company as its President, Chief Executive Officer and a Director

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of the corporation.

    b. During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall have all powers and duties consistent with such positions, subject to the direction of the Board.

    c. During the term hereof, the Executive shall devote her full business time and her best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of her duties and responsibilities hereunder.

    4. COMPENSATION AND BENEFITS.

    a. BASE SALARY. During the term hereof, the Company shall pay the Executive a base salary at the annual rate of $100,000 plus such other amounts, if any, as the Board of Directors of the Company, in its sole discretion, may from time to time determine. The Executive's base salary shall be reviewed annually; provided, however, that in no event shall Executive's base salary be reduced below an annual rate of $100,000. Executive's salary shall be payable in bi-weekly installments or at such other frequency as the Company may from time to time determine for its senior executive officers as a group.

    b. BONUS COMPENSATION. In addition to her base salary, the Executive shall receive a cash bonus to be awarded at the discretion of the Board of Directors. Issuance of the bonus shall be evaluated by the Board of Directors
at least on an annual basis.     c. STOCK OPTIONS.  Executive shall be
eligible to receive stock options as the Board of Directors shall determine at its sole discretion.

    d. BUSINESS EXPENSES. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of her duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses set by the Board and to such reasonable substantiation and documentation as may be specified by the Company from time to time.

    e. INSURANCE. The Company shall provide the Executive with, and pay the cost of, health, dental, life, and disability insurance as is generally made available to employees at levels similar to Executive's.

    f. VACATIONS. During the term hereof, the Executive shall be entitled to four (4) weeks of vacation per annum, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. One week of non-utilized vacation time may be carried

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over into the next year.  The Executive shall be entitled to cash compensation for one week of vacation time not taken during a given year.

    g. OTHER BENEFITS. All other benefits offered to employees of the Company, including but not excluded to, paid vacations at designated holidays, shall be provided to the Executive.

    5. TERMINATION. Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the term under the following circumstances:

    a. DEATH. In the event of the Executive's death during the term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In the event of the Executive's death during the term hereof, the Company shall pay to the Executive's designated beneficiary any earned and unpaid Base Salary, pro-rated through the date of her death.

    b. DISABILITY.

         i. The Company may terminate the Executive's employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of her duties and responsibilities hereunder for ninety (90) consecutive days during any period of three hundred and sixty-five (365) calendar days. Severance provisions of Section 5.d shall apply.

         ii. The Board may designate another employee to act in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4.a and benefits in accordance with Section 4.b - 4.g, to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under the Company's disability income plan or until the termination of her employment, whichever shall first occur.

         iii. While receiving disability income payments under the Company's disability income plan, the Executive shall not be entitled to receive any Base Salary under Section 4.a hereof, but shall continue to participate in Company benefit plans in accordance with Section 4.b - 4.g and the terms of such plans, until the termination of her employment.

         iv. While receiving disability income payments under the Company's disability income plan and for as long as the Executive remains employed by the Company, the Company shall pay to the Executive the difference between 60% of her Base Salary at the time the disability is incurred and the disability income

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benefits. This shall continue for the duration of the disability payments or until such time as employment is terminated.

    c. BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination:

         i. Willful failure to perform, or gross negligence in the performance of, the Executive's duties and responsibilities to the Company and its Affiliates;

         ii. Fraud, embezzlement or other material dishonesty with respect to the Company or any of its Affiliates;

         iii. Conviction of, or plea or nolo contendere to, a felony or other crime involving moral turpitude.

Upon the giving of notice of termination of the Executive's employment hereunder for Cause, the Company shall have no further obligation of liability to the Executive, other than for Based Salary and other benefits under this Agreement earned and unpaid at the date of termination.

    d. BY THE COMPANY OTHER THAN FOR CAUSE. The Company may terminate the Executive's employment hereunder other than for Cause at any time upon notice to the Executive. In the event of such termination, the Company shall continue to pay the Executive the Base Salary at the rate in effect on the date of termination for a period of one year and shall continue to contribute to the cost of the Executive's participation in the Company's health, dental, life and disability insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. Notice by the Company that the Agreement is not to be extended as per Section 2 shall constitute termination by the Company other than for cause.

    e. BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate her employment hereunder for Good Reason, upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by the Executive:

         i. Failure of the Company to continue the Executive in the position of President and Chief Executive Officer;

         ii. Material diminution in the nature or scope of the Executive's responsibilities, duties or authority;

         iii. Material failure of the Company to provide the Executive the Based Salary and benefits in accordance with the terms of Section 4 hereof.

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In the event of termination in accordance with this Section 5.e, the Company shall continue to pay the Executive the Base Salary at the rate in effect of the date of termination for a period of one year and shall continue to contribute to the cost of the Executive's participation in the Company's health, dental, life and disability insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms.

    g.  UPON CHANGE OF CONTROL.

         iv. If a Change of Control occurs (as defined in Section 5.g.ii) and, within two years following such Change of Control, the Company terminates the Executive's employment other than for Cause, or the Executive terminates her employment for Good Reason, then, in lieu of any payments to or on behalf of the Executive under Section 5.d or 5.e hereof, the Company
(A) shall pay the Executive, within ten business days of such termination, a lump sum payment equal to two and a half (2.5) times the sum of the Base Salary in effect at the date of such termination; and (B) shall pay the full cost of the Executive's continued participation in the Company's health, dental, life, and disability insurance plans for two and a half (2.5) years so long as the Executive remains entitled to continue such participation under applicable law.

         v. A change of control ("Change of Control") shall be deemed to take place if hereafter (A) any Person or "group", other than the Company or any of its Affiliates, becomes a beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of the Company; or (B) any merger or consolidation takes place involving the Company or any sale of all or substantially all of the assets of the Company or any combination of the foregoing in which the Company is not the surviving entity.

         vi. The Company shall promptly reimburse the Executive for the amount of all reasonable attorneys' fees and expenses incurred by the Executive in seeking to obtain or enforce any right or benefit provided the Executive under this Section 5.g.

    6. CONFIDENTIALITY .

    a. Beginning on the Effective Date, and at any time hereafter, the Executive shall treat as confidential any proprietary, confidential or secret information relating to the business or interests of the Company or any Affiliate of the Company, including, without limitation, the organizational structure, operations, business plans or technical projects of the Company or any subsidiary or Affiliate of the Company, and any research data or result, invention, trade secret, customer list, process or other work product developed by or for the

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Company or any subsidiary or Affiliate of the Company, whether on the premises of the Company or elsewhere ("Confidential Information"). Beginning on the Effective Date, and at any time hereafter, the Executive shall not disclose, utilize or make accessible in any manner or in any form any Confidential Information other than in connection with performing the services required of her under this Agreement, without the prior written consent of the Company. Notwithstanding the foregoing, the provisions of this Section 6.a shall not apply to any proprietary, confidential or secret information or other research data or result, invention, trade secret, customer list or work product which is, at the commencement of this Agreement or at some later date, publically known under circumstances involving no breach of this Agreement or is lawfully and in good faith made available to Executive by a third party under no obligation of confidentiality with respect thereto.

    b. All documents, records, apparatus, equipment and other physical property furnished to Executive by the Company or produced by Executive or others in connection with her employment shall be and remain the sole property of the Company. Executive shall return and deliver such property to the Company as and when requested by the Company.

    c. Executive agrees that the provisions of this Section 6 shall survive the termination of this employment and of this Agreement.

    7. ASSIGNMENT OF RIGHTS TO INTELLECTUAL PROPERTY. Executive hereby agrees that any and all information, inventions and discoveries, whether or not patentable, that she conceives and/or creates using the term hereof and any extensions thereof, and which are a direct or indirect result of work performed hereunder, shall be the sole and exclusive property of the Company.
 Executive hereby assigns to the Company any and all right, title and interest which she has or may acquire in the same. Executive further agrees that she will promptly execute any and all applications, assignments or other instruments which any officer of the Company or the Board of Directors of the Company shall deem necessary or useful in order to apply for and obtain Letters Patent in the United States and all foreign countries for said information, inventions and discoveries and in order to assign and convey to the Company the sole and exclusive right, title, and interest in and to said information, inventions, discoveries, patent applications and patents thereon. The Company shall bear the cost of preparation of all such patent applications and assignments, and the cost of prosecution of all such patent applications in the United States patent office and in the patent offices of foreign countries.

    8. NON-COMPETITION.

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    a. Executive agrees that, during the period she is employed by the
Company or any Affiliate of the Company, under this Agreement or otherwise, she will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, advisor or lender to, or be a director, officer, employee, stockholder, owner or partner of, any other business or organization, whether or not such business or organization now is or shall then be competing with the Company or Affiliate of the Company; provided, however, that Executive shall not be prohibited either from managing her own personal investments on her own personal time or from serving on up to two
(2) outside boards of directors or advisory boards, so long as such activities do not (i) involve a business or organization which competes with the Company or any Affiliate of the Company, (ii) interfere or conflict with the performance of her duties as an employee of the Company or any subsidiary or Affiliate of the Company, (iii) otherwise result in a breach of any of the provisions of this Agreement, or (iv) in the case of serving as a director or advisory board member of other-companies, such activities for all such companies do not require, in the aggregate, more than ten (10) days per year, including travel time.

Executive further agrees that if her employment with the Company is terminated by the Company pursuant to Section 5 hereof, or resigns or otherwise fails or refuses to perform the services required of her under this Agreement other than as a result of a breach of this Agreement by the Company (which breach is not cured within thirty (30) days after receiving notice thereof), then during the two-year period commencing on the date she ceases to be employed by the Company or any Affiliate of the Company, under this Agreement or otherwise, Executive shall not directly or indirectly compete with or be engaged in the same business as the Company its Affiliates, or be employed by, or act as consultant, advisor or lender to, or be a director, officer, employee, stockholder, owner or partner of, any business or organization which, at the time of such cessation, directly or indirectly competes with or is engaged in the same business as the Company or any subsidiary or Affiliate of the Company; PROVIDED, HOWEVER, that if Executive's employment with the Company is terminated pursuant to Section 5 hereof, Executive's obligations pursuant to this sentence shall continue only so long as the Company pays Executive compensation at the same rate compensation was being paid to her pursuant to Section 4.a of this Agreement at the time of such termination.

    b. Executive agrees that for a period of three years from the termination of this Agreement she will not, directly or indirectly, employ or solicit the employment or engagement by others of any employees of, or consultants hired by, the Company, or any subsidiary or Affiliate of the Company, without the prior written consent of the Company, unless such person ceased to be employed or engaged by the Company or its subsidiary or Affiliate at least four (4) months prior to the solicitation.

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    9. REPRESENTATIONS AND WARRANTIES.  Executive represents and warrants to the Company that (i) Executive is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of her duties hereunder or the other rights of the Company and any subsidiary or Affiliate of the Company hereunder, and (ii) Executive is under no physical or mental disability that would hinder the performance by her of her duties under this Agreement.

    10. ASSIGNMENT. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive Clothe event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the administrators, heirs and permitted assigns.

    11. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

    12. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

    13. NOTICES. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at her last known address on the books of the Company or, in the case of the s Company, at its principal place of business, or to such other address as either party may specify by notice to the other.

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    14. ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

    15. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a expressly authorized representative of the Company.

    16. HEADINGS. The headings and captions in-this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

    17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

    18. GOVERNING LAW. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.











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    IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:                       THE COMPANY:



  /s/ Katherine Gordon                  By:    /S/ Alan Gelband
--------------------------                  --------------------------------

                                     Title:    Chief Financial Officer
                                            --------------------------------














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